Exhibit 23.2




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Illuminet Holdings, Inc. for the registration of 944,460 shares of its common stock and to the incorporation by reference therein of our reports dated June 30, 2000, with respect to the consolidated financial statements and schedule of Illuminet Holdings, Inc. included in its Current Report (Form 8-K) dated October 5, 2000, filed with the Securities and Exchange Commission.

Seattle, Washington                             /s/ ERNST & YOUNG LLP
November 27, 2000